UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

Allurion Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41767	92-2182207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive
Natick, Massachusetts		01760
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 647-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of common stock, each at an exercise price of $202.50 per share of common stock	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2026, Allurion Technologies, Inc. (the “Company”) entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with certain holders (the “Exercising Holders”) of certain of the Company’s: (i) warrants issued in January 2025 to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), with an exercise price of $6.00 per share (the “January 2025 Warrants”); (ii) warrants issued in February 2025 to purchase shares of Common Stock with an exercise price of $5.23 per share (the “February 2025 Warrants”); and (iii) warrants issued in November 2025 to purchase shares of Common Stock with an exercise price of $1.67 per share (the “November 2025 Warrants” and together with the January 2025 Warrants, February 2025 Warrants, the “Existing Warrants”).

Pursuant to the terms of the Inducement Letter, the Company agreed to amend the Existing Warrants by lowering the exercise price of the Existing Warrants to $1.15 per share. Additionally, the Exercising Holders agreed to exercise for cash certain of their Existing Warrants to purchase an aggregate of 2,659,565 shares of Common Stock in exchange for the Company’s agreement to issue to such Exercising Holder new warrants (the “New Warrants”) to purchase up to an aggregate of 5,319,130 shares of Common Stock. The Company expects to receive aggregate gross proceeds of approximately $3.0 million from the exercise of the Existing Warrants by the Exercising Holders.

Each New Warrant is exercisable into shares of Common Stock at a price per share of $1.15, will initially be exercisable following stockholder approval (the “Initial Exercise Date”), and will expire on the five-year anniversary of the Initial Exercise Date. Subject to limited exceptions, a holder of New Warrants will not have the right to exercise any portion of its New Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the Existing Holders’ option).

The Company has engaged Roth Capital Partners, LLC (“Roth”) as its financial advisor in connection with these transactions and will pay Roth a fee equal to 5.0% of its gross proceeds from the exercise of the Existing Warrants. The Company also agreed to pay Roth up to $40,000 for fees and expenses of legal counsel and other out-of-pocket expenses.

The January 2025 Warrants and February 2025 Warrants were registered pursuant to a registration statement on Form S-3 (File No. 333-286837) and were issued pursuant to Securities Purchase Agreements, dated January 24, 2025 and February 20, 2025, respectively. The shares issuable upon exercise of the November 2025 Warrants were registered pursuant to a registration statement on Form S-3 (File No. 333-292660) and were issued pursuant to Securities Purchase Agreements, dated November 11, 2025.

The Company has also agreed to file a registration statement covering the resale of the shares of Common Stock underlying the New Warrants no later than 60 calendar days following the date of the Inducement Letter.

The foregoing descriptions of the New Warrants and Inducement Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the New Warrants and Inducement Letter, forms of which are filed herewith as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of New Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date:	February 25, 2026	By:	/s/ Brendan M. Gibbons
		Name: Title:	Brendan M. Gibbons Chief Legal and People Officer